                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
               (An amendment to Form 8-K filed on April 16, 1997)

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                     Date of Report (Date of earliest event
                                  reported):

                                 June 16, 1997










                          COAST DENTAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)







Delaware                    000-21501                      59-3136131
--------                    ---------                      ----------
(State or other             (Commission                    (I.R.S. Employer
jurisdiction of             File Number)                   Identification No.)
incorporation)




6200 Courtney Campbell Causeway, Suite 690
Tampa, Florida                                             33607
--------------                                             -----
   (Address of principal executive offices)                (zip code)



Registrant's Telephone number:  (813) 288-1999

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

           (a)  Financial Statements of Business Acquired.

                    The following financial statements of West Coast Dental,
                P.A. are filed with amendment to Coast Dental Services, Inc.'s (the "Company") Form 8-K which was previously filed on April 16, 1997:

                                                                                      Page
         Independent Auditors' Report .............................................     3
         Balance Sheet - March 31, 1997............................................     4
         Statement of Income - Year Ended March 31, 1997...........................     5
         Statement of Shareholder's Equity - Year Ended March 31, 1997.............     6
         Statement of Cash Flows - Year Ended March 31, 1997.......................     7
         Notes to Financial Statements.............................................     8


INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Coast Dental Services, Inc.

We have audited the accompanying balance sheet of West Coast Dental, P.A. (the "Practice") as of March 31, 1997, and the related statement of income, shareholder's equity and of cash flows for the year ended March 31, 1997. The financial statements are the responsibility of the Practice's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Practice as of March 31, 1997, and the results of its operations and its cash flows for the year ended March 31, 1997, in conformity with generally accepted accounting principles.


/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Tampa, Florida
May 23, 1997

WEST COAST DENTAL, P.A.

BALANCE SHEET AS OF MARCH 31, 1997
--------------------------------------------------------------------------------


ASSETS
Current Assets
  Cash                                                                 $  69,720
  Trade receivables, net of allowance for bad debts of $34,550            34,553
                                                                       ---------
  Total current assets                                                   104,273

Property and equipment, net                                              225,177
Other assets                                                              30,481
                                                                       ---------
  Total                                                                $ 359,931
                                                                       =========


LIABILITIES AND EQUITY
Liabilities
  Accounts payable                                                     $   4,260
  Accrued payroll and related taxes                                        5,440
  Notes payable                                                          204,602
  Shareholder loan                                                         2,700
                                                                       ---------
    Total current liabilities                                            217,002

Shareholder's equity
  Common stock - $1.00 par value, 10,000 shares issued
    and outstanding, 10,000 shares authorized                             10,000
  Additional paid in capital                                              75,100
  Retained earnings                                                       57,829
                                                                       ---------
    Total shareholder's equity                                           142,929
                                                                       ---------
    Total                                                              $ 359,931
                                                                       =========



See notes to the financial statements.

WEST COAST DENTAL, P.A.

STATEMENT OF INCOME
FOR THE YEAR ENDED MARCH 31, 1997
--------------------------------------------------------------------------------


Revenue                                                               $1,829,256
Dental center expenses:
  Payroll and benefits                                                 1,122,919
  Dental supplies and lab fees                                           247,903
  Rent                                                                    74,184
  Advertising                                                              2,857
  Depreciation and amortization                                           51,110
  Bad debt expense                                                        34,550
                                                                      ----------
Total dental center expenses                                           1,533,523

Total general and administrative expenses                                205,225
                                                                      ----------
  Operating income                                                        90,508
Interest expense                                                           8,951
                                                                      ----------
  Net income                                                          $   81,557
                                                                      ==========



See notes to the financial statements.

WEST COAST DENTAL, P.A.

STATEMENT OF SHAREHOLDER'S EQUITY
FOR THE YEAR ENDED MARCH 31, 1997
--------------------------------------------------------------------------------

                                                            ADDITIONAL              RETAINED
                                         COMMON              PAID-IN                EARNINGS
                                          STOCK              CAPITAL               (DEFICIT)            TOTAL
                                        --------           ------------          -------------        ----------

Balance, April 1, 1996                  $20,000             $65,100               $ (12,200)            $ 72,900

  Net earnings                                                                       81,557               81,557

  Distributions                                                                     (11,528)             (11,528)
                                        -------             -------               ---------             --------

Balance, March 31, 1997                 $20,000             $65,100               $  57,829             $142,929
                                        -------             -------               ---------             --------




See notes to financial statements.

WEST COAST DENTAL, P.A.

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED MARCH 31, 1997
--------------------------------------------------------------------------------


Cash flows from operating activities:
  Net income                                                                         $   81,557
    Adjustments to reconcile net income to net cash provided by operations:
      Depreciation and amortization                                                      51,110
      Allowance for bad debts                                                            17,275
      Increase in prepaid and other assets                                              (20,000)
      Decrease in accounts payable and accrued payroll and related taxes                (44,649)
                                                                                     ----------

      Net cash provided by operating activities                                          85,293
                                                                                     ----------

Cash flows from investing activities:
  Property additions                                                                    (22,837)
                                                                                     ----------
  Net cash used in investing activities                                                 (22,837)
                                                                                     ----------

Cash flows from financing activities:
  Partner and shareholder distributions                                                 (11,528)
  Proceeds from notes payable                                                            94,000
  Repayments of notes payable                                                          (126,408)
                                                                                     ----------
  Net cash used in financing activities                                                 (43,936)
                                                                                     ----------

  Increase in cash                                                                       18,520
  Cash at beginning of period                                                            51,200
                                                                                     ----------
  Cash at end of period                                                              $   69,720
                                                                                     ==========



See notes to the financial statements.

WEST COAST DENTAL, P.A.


NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 1997
--------------------------------------------------------------------------------

1.       DESCRIPTION OF BUSINESS

         West Coast Dental, P.A., (the "Practice") is a professional association of dentists doing business through two dental centers in Southwest Florida. The Practice entities are owned by Dr. Lawrence E. Fendrich, DMD.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation--The accompanying financial statements have been prepared on the accrual basis of accounting.

         Supplies - Supplies are stated at the lower of cost determined under the first-in, first-out method, or market.

         PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from 6 to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the assets.

         When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts. The difference between the net book value of the assets and proceeds from disposition is recognized as gain or loss. Routine maintenance and repairs are charged to expenses as incurred, while costs of improvements and renewals are capitalized.

         Other Assets - The Practice was established by acquisition of the two dental centers in October 1993 whereby certain intangible assets, including a non-compete agreement, goodwill and patient records were acquired. The original cost assigned to these assets was approximately $12,000, net of approximately $1,800 of amortization through March 31, 1997. All intangibles are being amortized over their estimated useful lives on a straight-line basis. The goodwill and patient records are being amortized over 25 years, and the non-compete agreement is being amortized over three to nine years.

         Use of Estimates--The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimated.

3.       INCOME TAXES

         West Coast Dental, P.A. has elected to be treated as an S corporation for federal income tax purposes, with profits and losses generally reportable by the sole stockholder in his individual tax return. Accordingly, no income taxes are reflected in the financial statements.

4.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                                                   MARCH 31,
                                                                     1997
Medical equipment                                                $  338,822
Office furniture and equipment                                       25,721
Leasehold improvements                                               78,029
                                                                 ----------
                                                                    442,572
Less accumulated depreciation                                       217,395
                                                                 ----------
    Total                                                        $  225,177
                                                                 ==========


5.       NOTES PAYABLE

         Notes payable in the amount of $204,602 as of March 31, 1997 consist of capital lease obligations, totaling approximately $136,000, and a note payable to the previous owner of the Practice. The carrying amounts of these capital leases approximate fair value.

6.       COMMITMENTS AND CONTINGENCIES

         The Company primarily leases space for operation of its clinics under two noncancelable operating leases expiring over the next 5 to 10 years. Rental expense for the year ended March 31, 1997 was approximately $74,000. These leases have renewal clauses of five years. Future minimum annual lease payments under these agreements as of March 31, 1997 are:

         1998                                                       $ 71,363
         1999                                                         74,580
         2000                                                         77,340
         2001                                                         80,217
         2002                                                         83,206
         Thereafter                                                  182,406
                                                                    --------
           Total                                                    $569,112
                                                                    ========

7.       SUBSEQUENT EVENTS

         Certain assets of the Practice were purchased as of April 1, 1997 by Coast Dental Services, Inc. and the Coast Florida P.A. In connection with this purchase, Coast Dental Services, Inc. and the Coast Florida P.A. paid the outstanding notes payable totaling $204,602 and obtained ownership of the related dental equipment that had been under capital leases.



                                 * * * * * *

           (b)  Pro Forma Financial Information.

                    The following unaudited Pro Forma financial information
                required pursuant to Article 11 of Regulation S-X are filed with this amendment to the Company's Form 8-K which was previously filed on April 16, 1997:

                                                                                      Page
         Basis of Presentation ....................................................     11
         Pro Forma Combined Balance Sheet - March 31, 1997 (Unaudited).............     12
         Pro Forma Combined Statement of Income - Year Ended
            December 31, 1996 (Unaudited)..........................................     13
         Pro Forma Combined Statement of Income - Three Months Ended
            March 31, 1997 (Unaudited).............................................     13
         Notes to Pro Forma Combined Financial Information (Unaudited).............     14


                         COAST DENTAL SERVICES, INC.
                            BASIS OF PRESENTATION
              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The unaudited Pro Forma Combined Statements of Income for the year ended December 31, 1996 and the three months ended March 31, 1997 gives effect to the acquisition of West Coast Dental, P.A. ("West Coast") including the entering into of the Services and Support Agreement with Coast Florida P.A., as if it had occurred on January 1, 1996, and the sale of 2,200,000 shares of Common Stock in the Initial Public Offering at the initial public offering price of $8.00 per share and the estimated net proceeds therefrom. The unaudited Pro Forma Combined Balance Sheet as of March 31, 1997 gives effect to the acquisition of West Coast on April 1, 1997 as if it had occurred at March 31, 1997. The West Coast acquisition has been accounted for using the purchase method of accounting, so that the Company's historical statement of operations data include results of operations of the acquired Dental Center from the acquisition date.

The unaudited Pro Forma Combined Financial Information has been prepared by the Company based on the Company's audited Statement of Operations for the year ended December 31, 1996, the unaudited Statement of Operations for the three months ended March 31, 1997, the unaudited Balance Sheet as of March 31, 1997, and the audited financial statements of West Coast for the year ended March 31, 1997. The Audited Historical Financial Statements of West Coast, the seller of the assets in the West Coast acquisition, are included elsewhere in this Form 8-K/A. The Pro Forma Combined Financial Information should be read in conjunction with the complete historical Financial Statements of Coast Dental Services, Inc., and the notes thereto as filed by the Company on Form 10-K, and the historical financial statements of West Coast included as a part of this Form 8-K/A. The Pro Forma combined Financial Information does not purport to be indicative of the combined results of operations that actually would have occurred if the transactions described above had been effected at the dates indicated or to project future results of operations for any period.

Coast Dental Services, INC.                                                UNAUDITED PRO FORMA CONDENSED
                                                                              COMBINED BALANCE SHEET
                                                                                  MARCH 31, 1997
                                                                 ----------------------------------------------

                                                                 HISTORICAL          WEST COAST       PRO FORMA
                                                                  COMPANY            ACQUISITION      COMBINED

ASSETS:
CURRENT ASSETS:
    Cash and cash equivalents:                                    12,782                (756) A       12,026
    Management fee receivable from P.A.                            1,169                               1,169
    Notes Receivable from Manrique and
      advances to P.A.                                               221                                 221
    Supplies                                                         110                                 110
    Prepaid expenses and other assets                                264                                 264
                                                                 -------                 ---          ------

                 TOTAL CURRENT ASSETS                             14,546                (756)         13,790

    Property and equipment, net                                    1,990                 200  A        2,190
    Notes Receivable from stockholders                                 0                                   0
    Non-Compete Agreement, net of amortization
              of $113,646                                            998                                 998
    Dental Service Agreement, net of amortization
              of $40,355                                           2,627                 686  A        3,313
    Capitalized offering costs                                         0                                   0
    Other assets                                                      92                                  92
                                                                  ------                 ---          ------
                 TOTAL ASSETS                                     20,253                 130          20,383
                                                                  ======                 ===          ======
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:

    Accounts payable                                                 386                                 386
    Accrued offering costs                                           338                                 338
    Other accrued expenses                                         1,141                               1,141
    Current maturities of long-term debt                           1,428                  18  A        1,446
    Current portion of capital lease obligations                     127                                 127
                                                                 -------                 ---         -------

                 TOTAL CURRENT LIABILITIES                         3,420                  18           3,438

    Long-term debt, excluding current maturities                     255                 112  A          367
    Capital lease obligations, excluding  current portion              0                                   0
                                                                  ------                 ---          ------

                 TOTAL LIABILITIES                                 3,675                 130           3,805

STOCKHOLDERS EQUITY:
    Common Stock, $.001 par value; 50,000,000
      authorized, 3,500,000 shares issued and
      outstanding                                                      6                                   6
    Additional Paid in Capital                                    16,264                              16,264
    Retained Earnings                                                308                                 308
                                                                  ------                 ---          ------

                 TOTAL STOCKHOLDERS EQUITY                        16,578                   0          16,578
                                                                  ------                 ---          ------

                                                                  ------                 ---          ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        20,253                 130          20,383
                                                                  ======                 ===          ======


                                      12

Coast Dental Services, Inc.

          Unaudited Pro Forma Condensed Combined Statements of Income
                     (In Thousands, except per share data)

                                                                      Year Ended December 31, 1996
                                          -----------------------------------------------------------------------------------
                                                                                                                   Pro Forma
                                                                                                                     After
                                                         West Coast                   Pro Forma                   Acquisitions
                                          Historical       Dental      Acquisition      After       Offering          and
                                           Company      Acquisition    Adjustments   Acquisition   Adjustments      Offering
                                          ----------    -----------    -----------   -----------   -----------    ------------
Net Revenue                                $ 8,128        1,829        $ (503) C     $     9,518                  $     9,518
                                                                           64  B
Dental Center Expenses
  Dentist and hygienist salaries                            503          (503) C               0                            0
  Staff Salaries                             2,324          620             0              2,944                        2,944
  Dental supplies and lab fees               1,203          248             0              1,451                        1,451
  Other                                      1,925          163           (22) D           2,066                        2,066
                                           -------        -----         -----        -----------                  -----------
Total Dental Center expenses:                5,452        1,534          (525)             6,461                        6,461
                                           -------        -----         -----        -----------                  -----------
Gross Profit                                 2,676          295            86              3,057                        3,057
                                           -------        -----         -----        -----------                  -----------
  General and administrative expenses:       1,089          205            27  E           1,321                        1,321
                                           -------        -----         -----        -----------                  -----------
Operating Income                             1,587           90            59              1,736                        1,736

  Interest (income) expense                    184            9             0  F             193       (136)               57
                                           -------        -----         -----        -----------                  -----------
Income before income taxes                   1,403           81            59              1,543        136             1,679
  Pro Forma income tax                        (547)         (32)          (23) G            (602)       (53)             (655)
                                           -------        -----         -----        -----------   --------       -----------
Pro Forma net income                       $   856           49         $  36                941   $     83       $     1,024
                                           =======        =====         =====        ===========   ========       ===========
Pro Forma earnings per share                                                                0.27                         0.25
                                                                                     ===========                  ===========
Pro Forma weighted average shares                                                      3,500,000                    4,028,875
  outstanding                                                                        ===========                  ===========

                                                 For the Three Months Ended March 31, 1997
                                          -------------------------------------------------------
                                                                                      Pro Forma
                                                         West Coast    Acquisition      After
                                           Company      Acquisition    Adjustments   Acquisition
                                          ----------    -----------    -----------   -----------
Net Revenue                                $ 3,520          456        $ (125) C     $     3,867
                                                                           16  B
Dental Center Expenses
  Dentist and hygienist salaries                            125          (125) C               -
  Staff Salaries                             1,041          155             0              1,196
  Dental supplies and lab fees                 575           62             0                637
  Other                                        685           41            (5) D             721
                                           -------        -----         -----        -----------
Total Dental Center expenses:                2,301          383          (130)             2,554
                                           -------        -----         -----        -----------
Gross Profit                                 1,219           73            21              1,313
                                           -------        -----         -----        -----------
  General and administrative expenses:         390           51             7  E             448
                                           -------        -----         -----        -----------
Operating Income                               829           22            14                865

  Interest (income) expense                      6           (2)            0  F              (4)
                                           -------        -----         -----        -----------
Income before income taxes                     835           20            14                869
  Pro Forma income tax                        (326)          (8)           (5) G            (339)
                                           -------        -----         -----        -----------
Pro Forma net income                       $  (509)          12         $   9        $       530
                                           =======        =====         =====        ===========
Pro Forma earnings per share                                                                0.11
                                                                                     ===========
Pro Forma weighted average shares                                                      4,697,778
  outstanding                                                                        ===========

         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The accompanying pro forma combined financial information presents the pro forma financial position of Coast Dental Services, Inc. as of March 31, 1997 and the pro forma results of its operations for the year ended December 31, 1996 and the three months ended March 31, 1997.

On April 1, 1997, the Company acquired the assets of West Coast. The accompanying pro forma combined balance sheet includes the acquired assets, assumed liabilities and effects of financing the West Coast acquisition as if the acquisition had taken place on March 31, 1997. The accompanying pro forma combined statements of income reflect the pro forma results of operations of the Company, as adjusted, as if West coast had been acquired on January 1, 1996.

PRO FORMA COMBINED BALANCE SHEET

            The pro forma adjustments reflected in the pro forma combined balance sheet are as follows:

        A) Reflects the acquisition of West Coast as of March 31, 1997. West Coast was acquired for a total cost of $1,140,000 consisting of $750,000 cash paid by the Registrant, a Note payable by the Registrant of $130,000 and a Note payable by Coast Florida, P.A. of $260,000. The Registrant allocated their portion of the purchase price as follows: $200,000 to property and equipment, $686,000 to the dental service agreement and $6,000 to other assumed liabilities.

PRO FORMA COMBINED STATEMENTS OF INCOME

            The pro forma adjustments reflected in the pro forma combined statements of income are as follows:

        B) To reflect the impact of applying the percentage management fee 76% to the historical gross revenue of West Coast in accordance with the services and support agreement entered into between the Company and the Coast Florida P.A. as of October 1, 1996, as if that services and support agreement was in place at the beginning of the periods presented.

        C) To reflect the reclassification of historical dentist and hygienists salaries as a reduction net revenue of the Company.

        D) To reflect the decreased depreciation for fixed assets of $2000,000 over 7 years.

        E) To reflect the increased amortization amounts for the costs of acquisitions in excess of property and equipment of $686,000.

        F) To reflect the decreased interest expense for notes payable to banks not assumed by the Company offset by interest on the $130,000 Note payable to the Seller.

        G)  To reflect the estimated tax effect of the pro forma adjustments
            (B) through (F) utilizing a 39% combined federal and state tax rate.

           (c)  Exhibits:


                   2.1 Asset Purchase Agreement dated as of April 1, 1997 by and among Coast Dental Services, Inc., Coast Florida, P.A., West Coast Dental, Inc. and Lawrence E. Fendrich, D.M.D. (filed previously as
                            Exhibit 2.1 to the Company's Form 8-K dated
                            April 16, 1997).

                  23.1      Consent of Deloitte & Touche LLP

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                          COAST DENTAL SERVICES, INC.

                          By: /s/ Joseph R. Smith
                             --------------------------------
                             Joseph R. Smith
                             Chief Financial Officer

Dated:   June 16, 1997